UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 23, 2008

Frontier Airlines Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51890	20-4191157
(State of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

7001 Tower Road, Denver, Colorado	80249
(Address of principal executive offices)	(Zip Code)

720-374-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

On April 23, 2008, Frontier Airlines Holdings, Inc. (“Frontier”) entered into a mutual agreement with Republic Airways, Inc. (“Republic”) for the termination of the Airline Services Agreement (the “Agreement”) between Republic and Frontier.  Under the terms of the Agreement, Republic operated twelve Embraer 170 aircrafts as part of Frontier’s regional jet service.  Frontier maintained control of routing, scheduling and ticketing of the regional jet service Republic provided.  Frontier purchased aircraft capacity from Republic at predetermined rates and industry standard pass-through costs.  The Agreement was included as Exhibit 10.31 to Frontier’s Form 10-K for the year ended March 31, 2007 filed with the Securities and Exchange Commission on May 25, 2007.

Due to current economic conditions and Frontier’s reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), Frontier reassessed the use of regional aircraft in its fleet, and concluded termination of the Agreement was advisable.  A structured reduction and gradual phase-out of Republic’s twelve aircraft from Frontier’s daily operations will be completed by mid-June 2008.  Termination of the Agreement is contingent on receiving court approval in Frontier’s Chapter 11 bankruptcy proceeding.

On April 23, 2008, Frontier issued a press release announcing the matters discussed above.  A copy of the press release entitled “Frontier Airlines Discontinues Agreement with Republic Airways” is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(d)  Exhibits.

Exhibit 99.1                                    Press Release dated April 23, 2008 entitled “Frontier Airlines Discontinues Agreement with Republic Airways.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FRONTIER AIRLINES HOLDINGS, INC.

Date: April 28, 2008

By: /s/ Sean E. Menke
Its: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 23, 2008 entitled “Frontier Airlines Discontinues Agreement with Republic Airways.”